Exhibit 10.1

CERTIFICATE OF DESIGNATION,

PREFERENCES AND RIGHTS

of

SERIES A CONVERTIBLE PREFERRED STOCK

OF

WORLD SERIES OF GOLF, INC.

It is hereby certified that:

1. The name of the Company (hereinafter called the "Company") is World Series of Golf, a Nevada corporation.

2. The Certificate of Incorporation of the Company authorizes the issuance of Ten Million (10,000,000) shares of preferred stock, $0.001 par value per share, and expressly vests in the Board of Directors of the Company the authority provided therein to issue any or all of said shares in one (1) or more series and by resolution or resolutions to establish the designation and number and to fix the relative rights and preferences of each series to be issued.

3. The Board of Directors of the Company, pursuant to the authority expressly vested in it as aforesaid, has adopted the following resolutions creating a Series A issue of Preferred Stock:

RESOLVED, that Two Thousand (2,000) of the Ten Million (10,000,000) authorized shares of Preferred Stock of the Company shall be designated Series A Convertible Preferred Stock, $0.001 par value per share, the stated value of the Series A Convertible Preferred Stock shall be $100 per share (the “Series A Issue Price”), and shall possess the rights and preferences set forth below:

Section 1. Designation and Amount. The shares of such series shall have par value $0.001 per share and shall be designated as Series A Convertible Preferred Stock (the "Series A Preferred Stock") and the number of shares constituting the Series A Convertible Preferred Stock shall be Two Thousand (2,000).

Section 2. Rank. Except for the voting rights specifically granted herein which shall have priority over all other outstanding securities of the Company, the Series A Preferred Stock shall rank: (i) senior to any other class or series of outstanding Preferred Shares or series of capital stock of the Company; (ii) prior to all of the Company's Common Stock, $0.001 par value per share ("Common Stock"); (iii) prior to any class or series of capital stock of the Company hereafter created not specifically ranking by its terms senior to or on parity with any Series A Preferred Stock of whatever subdivision (collectively, with the Common Stock and the Existing Preferred Stock, "Junior Securities"); and (iv) on parity with any class or series of capital stock of the Company hereafter created specifically ranking by its terms on parity with the Series A Preferred Stock ("Parity Securities") in each case as to distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary (all such distributions being referred to collectively as "Distributions").

Section 3. Dividends. The Series A Preferred Stock shall bear no dividend.

Section 4. Liquidation Preference.

(a) In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the Holders of shares of Series A Preferred Stock shall be entitled to receive, immediately after any distributions to Senior Securities required by the Company's Certificate of Incorporation or any certificate of designation, and prior in preference to any distribution to Junior Securities but in parity with any distribution to Parity Securities, an amount per share equal to $100 per share. If upon the occurrence of such event, and after payment in full of the preferential amounts with respect to the Senior Securities, the assets and funds available to be distributed among the Holders of the Series A Preferred Stock shall be insufficient to permit the payment to such Holders of the full preferential amounts due to the Holders of the Series A Preferred Stock, then the entire remaining assets and funds of the Company legally available for distribution shall be distributed among the Holders of the Series A Preferred Stock and the Parity Securities, pro rata, based on the respective liquidation amounts to which such series of stock is entitled by the Company's Certificate of Incorporation and any certificate(s) of designation relating thereto.

(b) Upon the completion of the distribution required by subsection 4(a), if assets remain in the Company, they shall be distributed to holders of Junior Securities in accordance with the Company's Certificate of Incorporation including any duly adopted certificate(s) of designation.

Section 5. Conversion. The record Holders of this Series A Preferred Stock shall have conversion rights as follows:

(i) Right to Convert. Subsequent to September 1, 2010, each share of Series A Preferred Stock shall be convertible at the option of the holder thereof (except as prohibited by law), in full or in part, at the office of the Company or any transfer agent for such shares, into the number of fully paid and non-assessable shares of common stock of the Corporation provided below.

(ii) Conversion Price. The number of shares of common stock due upon conversion of Series A Preferred Stock shall be the number of shares of Series A Preferred Stock to be converted, multiplied by the Series A Issue Price, divided by the Series A Conversion Price, determined as hereafter provided, in effect at the time of the conversion. The Series A Conversion Price shall be the average of the closing “volume weighted average price” of the common stock of the Company for the five (5) consecutive trading days prior to conversion; provided, however, that such Conversion Price shall be subject to adjustment as set forth below. If there has been no trading in the common stock during the five consecutive trading days prior to conversion, the Series A Conversion Price shall be based on the average of the closing “volume weighted average price” of the common stock for the next immediately preceding five (5) consecutive trading days during which there has been trading in the common stock.

(iii) Delivery of Common Stock Upon Conversion. The Transfer Agent or the Company (as applicable) shall, no later than the close of business on the third (3rd) business day (the “Deadline”) after receipt by the Company or the Transfer Agent of a facsimile copy of a Registration Effectiveness and receipt by Company or the Transfer Agent of all necessary documentation duly executed and in proper form required for conversion, including the original Preferred Stock Certificates to be converted (or after provision for security or indemnification in the case of lost or destroyed certificates, if required), issue and surrender to a common courier for either overnight or (if delivery is outside the United States) two (2) day delivery to the Holder at the address of the Holder as shown on the stock records of the Company a certificate for the number of shares of Common Stock to which the Holder shall be entitled as aforesaid.

(iv) No Fractional Shares. If any conversion of the Series A Preferred Stock would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion, in the aggregate, shall be the next lower number of shares.

(v) Date of Conversion. The date on which conversion occurs (the "Date of Conversion") shall be deemed to be the date, the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record Holder or Holders of such shares of Common Stock.

(c) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available or make provision to increase, reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock, the Company will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

(d) Adjustment to Conversion Rate.

(i) Adjustment to Fixed Conversion Price Due to Stock Split, Stock Dividend, Etc. If, prior to the conversion of all of the Series A Preferred Stock, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, or other similar event, the Conversion Price shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a combination or reclassification of shares, or other similar event, the Conversion Price shall be proportionately increased.

(ii) Adjustment Due to Merger, Consolidation, Etc. If, prior to the conversion of all Series A Preferred Stock, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Company shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Company or another entity or there is a sale of all or substantially all the Company’s assets, then the Holders of Series A Preferred Stock shall thereafter have the right to receive upon conversion of Series A Preferred Stock, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities and/or other assets which the Holder would have been entitled to receive in such transaction had the Series A Preferred Stock been converted immediately prior to such transaction, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holders of the Series A Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for the adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Series A Preferred Stock) shall thereafter be applicable, as nearly as may be practicable in relation to any securities thereafter deliverable upon the exercise hereof.

(iii) No Fractional Shares. If any adjustment under this Section 5(d) would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion shall be the next lower number of shares.

Section 6. Redemption. The shares of Series A Preferred shall not be redeemable.

Section 7. Status of Converted. In the event any shares of Series A Preferred Stock shall be converted pursuant to Section 5 hereof, the shares so converted or redeemed shall be canceled, shall return to the status of authorized but unissued Preferred Stock of no designated series, and shall not be issuable by the Company as Series A Preferred Stock.

Section 8. Voting Rights. The Record Holders of the Series A Preferred Shares shall have the right to vote on any matter with holders of common stock voting together as one (1) class. For so long as the two thousand (2,000) Series A Preferred Shares remain outstanding, the Record Holders of the Series A Preferred Shares shall at all times have that number of votes (identical in every other respect to the voting rights of the holders of common stock entitled to vote at any Regular or Special Meeting of the Shareholders) equal to 51% of the total votes required to approve the action being voted on under Nevada law by the vote or consent of the holders of common shares or the holders of other securities entitled to vote, if any. If any of the Series A Preferred Shares are hereinafter converted to common stock as provided herein or otherwise returned by the holders to the Company and thereupon retired, the 51% voting rights of the Series A Preferred Shares shall be proportionally reduced based on the number of shares of the Series A Preferred so converted ot returned.

The Record Holders of the Series A Preferred Shares shall be entitled to the same notice of any Regular or Special Meeting of the Shareholders as may or shall be given to holders of common shares entitled to vote at such meetings. No corporate actions requiring majority shareholder approval or consent may be submitted to a vote of common shareholders which in any way precludes the Series A Preferred Stock from exercising its voting or consent rights as though it is or was a common shareholder.

For purposes of determining a quorum for any Regular or Special Meeting of the Shareholders, the Series A Preferred Shares shall be included and shall be deemed as the equivalent of 51% of all common shares represented at and entitled to vote at such meetings.

The Record Holders of the Series A Preferred Shares shall be entitled to the same notice of any Regular or Special Meeting of the Shareholders as may or shall be given to holders of common shares entitled to vote at such meetings. No corporate actions requiring majority shareholder approval or consent may be submitted to a vote of common shareholders which in any way precludes the Series A Preferred Stock from exercising its voting or consent rights as though it is or was a common shareholder.

For purposes of determining a quorum for any Regular or Special Meeting of the Shareholders, the Series A Preferred Shares shall be included and shall be deemed as the equivalent of 51% of all common shares represented at and entitled to vote at such meetings.

Section 9. Protective Provision. For so long as shares of Series A Preferred Stock are outstanding, the Company shall not without first obtaining the approval (by vote or written consent, as provided by Nevada Law) of the Holders of at least seventy-five percent (75%) of the then outstanding shares of Series A Preferred Stock, and at least seventy-five percent (75%) of the then outstanding Holders:

(a) alter or change the rights, preferences or privileges of the Series A Preferred Stock so as to affect adversely the Series A Preferred Stock.

(b) create any new class or series of stock having a preference over the Series A Preferred Stock or increase the size of the authorized number of Series A Preferred.

In the event Holders of at least seventy-five percent (75%) of the then outstanding shares of Series A Preferred Stock and at least seventy-five percent (75%) of the then outstanding Holders agree to allow the Company to alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock, pursuant to subsection (a) above, so as to affect the Series A Preferred Stock, then the Company will deliver notice of such approved change to the Holders of the Series A Preferred Stock that did not agree to such alteration or change (the “Dissenting Holders”) and the Dissenting Holders shall have the right for a period of thirty (30) business days to convert pursuant to the terms of this Certificate of Designation as they exist prior to such alteration or change or continue to hold their shares of Series A Preferred Stock.

For so long as at least twenty-five percent (25%) of the original shares of Series A Preferred Stock are outstanding none of the following actions shall be taken by the Company without the approval of the holders of at least seventy-five percent (75%) of the then outstanding shares of Series A Preferred Stock:

(a)   Sell, transfer, license, pledge or encumber any of its technology or intellectual property or material Assets;

(b)   Sell substantially all of its assets or merge, or engage in a business combination with any third party or conduct an initial public offering if such transaction would result in an aggregate payment to the Purchaser as defined in this Agreement, of less than $3,000,000;

(c)   Engage in a reorganization, merger or sale of stock with or involving an affiliate of the Company or its shareholders without a determination being made by an independent third party as to the value of the interests of the Purchaser (based on a going concern basis, without any minority interest or lack of marketability discount) upon consummation of such transaction;

(d)   Make any material change in the nature of its business as carried on at the date hereof;

(e)   Redeem or purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purchase), any equity securities of the Company, or purchase, redeem or otherwise acquire (or pay into or set aside for a sinking fund for such purpose), any equity securities of the Company;

(f)    Issue any additional equity securities of the Company except for issuances under a broad-based employee (not consultant) stock option plan approved by the shareholders;

(g)          Declare, set aside or pay any dividend in respect of the stock of the Company;

(h)          Sell substantially all of its assets or stock or, merge, or engage in a business combination with any third party or conduct an initial public offering;

(i)        Create, incur or assume any debt in excess of $25,000;

(j)           Amend its Certificate of Incorporation, Bylaws or other organizational documents in a manner that could have an adverse effect on the transactions contemplated by this Agreement; or

(k)          Make or commit to make any capital expenditure in excess of $25,000 per item or $50,000 in the aggregate.

Section 10. Preference Rights. Nothing contained herein shall be construed to prevent the Board of Directors of the Company from issuing one (1) or more series of Preferred Stock with dividend and/or liquidation preferences junior to the dividend and liquidation preferences of the Series A Preferred Stock.

IN WITNESS WHEREOF, this Certificate of Designation has been executed by a duly authorized officer of the Company on this ____ day of April, 2010.

WORLD SERIES OF GOLF, INC.

By: /s/ Joseph Martinez
Name: Joseph Martinez Title: President